UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2017
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HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32335	88-0488686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 794-8889
Not Applicable
(Former name or former address, if changed since last report)
 _________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On May 5, 2017, Halozyme Therapeutics, Inc. (the “Company”) and Dr. Athena Countouriotis, chief medical officer, mutually agreed that Dr. Countouriotis would leave Halozyme to pursue professional opportunities outside the Company. The parties have agreed that Dr. Countouriotis will continue her employment until May 26, 2017, subject to earlier departure at her discretion. Halozyme has appointed Dr. Dimitrios Chondros to the role of chief medical officer, effective immediately. Dr. Chondros joined Halozyme in 2015 from Genentech to lead the PEGPH20 clinical development program, including leading HALO-301. He has nearly 20 years of experience in drug development including prior roles at Genentech and Cell Genesys where he directed clinical development programs including for GVAX immunotherapy in prostate cancer and Avastin in gastrointestinal malignancies.

 (e)    On May 8, 2017, the Company and Dr. Countouriotis entered into a Transition Services Agreement and General Release of All Claims (the “Transition Agreement”) pursuant to which the Company will pay Dr. Countouriotis a severance payment of $230,000. The Company will also continue to pay Dr. Countouriotis’ group health premiums through November 30, 2017, subject to earlier termination if she becomes eligible for group healthcare coverage through another employer. The Transition Agreement also provides for a general release of claims against the Company by Dr. Countouriotis and contains customary mutual non-disparagement provisions.

On May 9, 2017, the Company and Dr. Countouriotis also entered into a Consulting Agreement (the “Consulting Agreement”) that will become effective upon the termination of Dr. Countouriotis’ employment. The Consulting Agreement, which has a term of up to three months unless terminated pursuant to its terms, provides for up to 300 hours of clinical development consulting services by Dr. Countouriotis at an hourly rate of $500 per hour. During the term of the Consulting Agreement, all of Dr. Countouriotis’ outstanding equity grants will continue to vest and be exercisable under the terms of the Company’s 2011 Stock Plan.

The foregoing descriptions of the Transition Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements which are attached to this Current Report on Form 8-K as exhibit 99.1, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Transition Services Agreement and General Release of All Claims, dated May 8, 2017, and Consulting Agreement, dated May 9, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

May 9, 2017	By:	/s/ Harry J. Leonhardt, Esq.
	Name:	Harry J. Leonhardt, Esq.
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT LIST

Exhibit No.	Description

99.1	Transition Services Agreement and General Release of All Claims, dated May 8, 2017, and Consulting Agreement, dated May 9, 2017